Exhibit 99.1
Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER AND YEAR-END 2013 FINANCIAL RESULTS

-Reported 16% year-over-year revenue growth for the fourth quarter 2013 & 14% for the full year 2013-
-Grew operating income 17% year-over-year in the fourth quarter 2013 & 22% for the full year 2013-
SANTA ANA, CA – February 20, 2014 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2013.

Paul Arling, UEI's Chairman and CEO, stated: “Our fourth quarter results again reflect the strong performance across our business. In 2012, we began demonstrating the many applications for our technology in new product categories. At that time, many of the world’s largest mobile, smart TV, tablet and game console manufacturers began embedding UEI’s advanced technologies into their devices. We are gaining traction in this fast-growing market, further defining UEI as the leading solution for connecting and controlling the expanding array of devices in the home entertainment environment. For example, Microsoft has selected UEI’s embedded app technology for its Xbox One game console to support its interaction with and control of other devices in the audio/video stack. This is yet another example of how we have broadened our presence in the smart devices channel.

“Our performance in 2013 continues our track record of growth, which is reflected by an over 15% compound annual growth rate in sales and earnings over the last decade. Our strategy of providing the innovative products and technologies that proactively address our customers' and consumers' evolving needs has ensured our leadership position within our industry. We remain committed to this strategy and believe it will continue to serve us well in the months and years ahead.”
Adjusted Pro Forma Financial Results for the Three Months Ended December 31: 2013 Compared to 2012

•	Net sales were $136.1 million, compared to $117.8 million.

•	Business Category revenue was $117.2 million, compared to $102.8 million. The Business Category contributed 86.1% of total net sales, compared to 87.3%.

•	Consumer Category revenue was $18.9 million, compared to $15.0 million. The Consumer Category contributed 13.9% of total net sales, compared to 12.7%.

•	Gross margins were 30.0%, compared to 30.5%.

•	Operating expenses were $30.5 million, compared to $27.1 million.

•	Operating income was $10.4 million, compared to $8.9 million.

•	Net income was $7.8 million, or $0.49 per diluted share, compared to $6.3 million, or $0.42 per diluted share.

•	At December 31, 2013, cash and cash equivalents was $76.2 million.
Adjusted Pro Forma Financial Results for the Twelve Months Ended December 31: 2013 Compared to 2012

•	Net sales were $529.4 million, compared to $463.1 million.

•	Gross margins were 28.8%, compared to 29.1%.

•	Operating expenses were $114.1 million, compared to $102.9 million.

•	Operating income was $38.5 million, compared to $31.6 million.

•	Net income was $28.7 million, or $1.84 per diluted share, compared to $23.4 million, or $1.55 per diluted share.
Financial Outlook
Beginning in the first quarter of 2014, the company is updating its definition of adjusted pro forma metrics to exclude stock-based compensation expense in addition to acquisition related and other expenses it has historically excluded. As such, the adjusted pro forma metrics presented in the company’s financial reports will be reflective of this change going forward.

For the first quarter of 2014, the company expects net sales to range between $120.0 million and $126.0 million, compared to $114.7 million in the first quarter of 2013. Adjusted pro forma earnings per diluted share for the first quarter of 2014 are expected to range from $0.33 to $0.41, compared to adjusted pro forma earnings per diluted share of $0.32 in the first quarter of 2013, which has been adjusted to reflect the exclusion of stock-based compensation expense.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 20, 2014 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and year-end 2013 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414 and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 68772843. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 68772843.
Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit for 2012 and 2013 is defined as gross profit excluding depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions. Non-GAAP operating expenses for 2012 and 2013 are defined as operating expenses excluding amortization of intangibles acquired, employee related restructuring costs, certain costs incurred for years preceding the acquisition of Enson Assets Limited, and costs associated with moving our corporate headquarters from Cypress, CA to Santa Ana, CA. Non-GAAP net income for 2012 and 2013 is defined as net income from operations excluding the aforementioned items and the related tax effects as well as additional reserves recorded resulting from a tax audit in Hong Kong for years preceding our acquisition of Enson Assets Limited, the write down of certain deferred tax assets resulting from tax law changes and tax refunds related to acquisitions for years preceding the acquisition date. A reconciliation of non-GAAP financial results to GAAP results is included at the end of this press release. Beginning in 2014, Non-GAAP gross margins, Non-GAAP operating expenses and Non-GAAP net income and earnings per share will also exclude stock-based compensation expense.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company's broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, visit our website at www.uei.com.
Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the company due to the continued strength across its entire business; the continued innovation of products and advanced technologies that will attract new customers in existing and new markets; the continued expansion of the company's technologies into smart devices (such as smartphones, tablets, smart TVs, IPTV devices, game consoles and over-the-top-services), including the benefits anticipated by management due to Microsoft selecting the company to embed its technology into the Xbox One console; and the other factors described in the company's filings with the U.S. Securities and Exchange Commission. The actual results the company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$76,174	$44,593
Accounts receivable, net	95,408	91,048
Inventories, net	96,309	84,381
Prepaid expenses and other current assets	4,395	3,661
Income tax receivable	13	270
Deferred income taxes	6,167	5,210
Total current assets	278,466	229,163
Property, plant, and equipment, net	75,570	77,706
Goodwill	31,000	30,890
Intangible assets, net	26,963	29,835
Other assets	5,279	5,361
Deferred income taxes	6,455	6,369
Total assets	$423,733	$379,324
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,498	$59,831
Line of credit	—	—
Accrued compensation	38,317	33,398
Accrued sales discounts, rebates and royalties	8,539	8,093
Accrued income taxes	3,032	3,668
Deferred income taxes	303	41
Other accrued expenses	11,229	10,644
Total current liabilities	119,918	115,675
Long-term liabilities:
Deferred income taxes	9,887	10,687
Income tax payable	606	525
Other long-term liabilities	2,052	1,787
Total liabilities	132,463	128,674
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 22,344,121 and 21,491,398 shares issued on December 31, 2013 and 2012, respectively	223	215
Paid-in capital	199,513	180,607
Accumulated other comprehensive income (loss)	2,982	1,052
Retained earnings	193,532	170,569
	396,250	352,443
Less cost of common stock in treasury, 6,639,497 and 6,516,382 shares on December 31, 2013 and 2012, respectively	(104,980)	(101,793)
Total stockholders’ equity	291,270	250,650
Total liabilities and stockholders’ equity	$423,733	$379,324

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net sales	$136,134	$117,783	$529,354	$463,090
Cost of sales	95,506	82,081	377,892	329,653
Gross profit	40,628	35,702	151,462	133,437
Research and development expenses	3,984	3,744	16,447	14,152
Selling, general and administrative expenses	28,832	24,068	102,861	93,083
Operating income	7,812	7,890	32,154	26,202
Interest income (expense), net	(9)	(39)	51	(151)
Other income (expense), net	(272)	(898)	(3,169)	(1,413)
Income before provision for income taxes	7,531	6,953	29,036	24,638
Provision for income taxes	1,978	4,035	6,073	8,085
Net income	$5,553	$2,918	$22,963	$16,553
Earnings per share:
Basic	$0.36	$0.19	$1.51	$1.11
Diluted	$0.35	$0.19	$1.47	$1.10
Shares used in computing earnings per share:
Basic	15,602	15,016	15,248	14,952
Diluted	16,011	15,180	15,601	15,110

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2013	2012
Cash provided by (used for) operating activities:
Net income	$22,963	$16,553
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	18,363	17,613
Provision for doubtful accounts	190	73
Provision for inventory write-downs	3,680	2,994
Deferred income taxes	(1,617)	2,536
Tax benefit from exercise of stock options and vested restricted stock	874	(83)
Excess tax benefit from stock-based compensation	(1,274)	(111)
Shares issued for employee benefit plan	747	749
Stock-based compensation	5,342	4,575
Changes in operating assets and liabilities:
Accounts receivable	(4,509)	(8,998)
Inventories	(15,353)	2,987
Prepaid expenses and other assets	(633)	(588)
Accounts payable and accrued expenses	2,285	8,186
Accrued income and other taxes	(364)	(2,943)
Net cash provided by (used for) operating activities	30,694	43,543
Cash used for investing activities:
Acquisition of property, plant, and equipment	(10,355)	(10,463)
Acquisition of intangible assets	(1,319)	(1,140)
Net cash used for investing activities	(11,674)	(11,603)
Cash provided by (used for) financing activities:
Issuance of debt	19,500	30,800
Payment of debt	(19,500)	(47,200)
Debt issuance costs	—	(42)
Proceeds from stock options exercised	12,371	2,204
Treasury stock purchased	(3,607)	(3,451)
Excess tax benefit from stock-based compensation	1,274	111
Net cash provided by (used for) financing activities	10,038	(17,578)
Effect of exchange rate changes on cash	2,523	859
Net increase (decrease) in cash and cash equivalents	31,581	15,221
Cash and cash equivalents at beginning of year	44,593	29,372
Cash and cash equivalents at end of period	$76,174	$44,593

Supplemental Cash Flow Information:
Income taxes paid	$6,068	$10,445
Interest payments	$44	$304

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$136,134	$—	$136,134	$117,783	$—	$117,783
Cost of sales (1)	95,506	(277)	95,229	82,081	(277)	81,804
Gross profit	40,628	277	40,905	35,702	277	35,979
Research and development expenses	3,984	—	3,984	3,744	—	3,744
Selling, general and administrative expenses (2)	28,832	(2,328)	26,504	24,068	(743)	23,325
Operating income	7,812	2,605	10,417	7,890	1,020	8,910
Interest income (expense), net	(9)	—	(9)	(39)	—	(39)
Other income (expense), net	(272)	—	(272)	(898)	—	(898)
Income before provision for income taxes	7,531	2,605	10,136	6,953	1,020	7,973
Provision for income taxes (3)	1,978	355	2,333	4,035	(2,388)	1,647
Net income	$5,553	$2,250	$7,803	$2,918	$3,408	$6,326
Earnings per share diluted	$0.35	$0.14	$0.49	$0.19	$0.22	$0.42

	Twelve Months Ended December 31, 2013			Twelve Months Ended December 31, 2012
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	529,354	$—	$529,354	$463,090	$—	$463,090
Cost of sales (4)	377,892	(1,108)	376,784	329,653	(1,108)	328,545
Gross profit	151,462	1,108	152,570	133,437	1,108	134,545
Research and development expenses	16,447	—	16,447	14,152	—	14,152
Selling, general and administrative expenses (5)	102,861	(5,248)	97,613	93,083	(4,316)	88,767
Operating income	32,154	6,356	38,510	26,202	5,424	31,626
Interest income (expense), net	51	—	51	(151)	—	(151)
Other income (expense), net	(3,169)	—	(3,169)	(1,413)	—	(1,413)
Income before provision for income taxes	29,036	6,356	35,392	24,638	5,424	30,062
Provision for income taxes (6)	6,073	669	6,742	8,085	(1,454)	6,631
Net income	$22,963	$5,687	$28,650	$16,553	$6,878	$23,431
Earnings per share diluted	$1.47	$0.36	$1.84	$1.10	$0.46	$1.55

(1)
To reflect depreciation expense of $0.3 million for each of the three months ended December 31, 2013 and 2012, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(2)
To reflect amortization expense of $0.7 million for each of the three months ended December 31, 2013 and 2012, related to intangible assets acquired as part of acquisitions. In the three months ended December 31, 2013, there were $1.6 million of additional costs incurred related to employee restructuring, primarily severance.

(3)
To reflect the tax effect of the pre-tax income adjustments. In addition, the three months ended December 31, 2013 includes an adjustment of $0.2 million related to the write-off of acquisition-related deferred tax assets resulting from a tax law change in China. The three months ended December 31, 2012 also includes adjustments of $2.2 million related to a valuation allowance recorded against the California R&D credit deferred tax asset, $0.6 million related to the write-off of acquisition-related deferred tax assets resulting from a tax law change in China and a $0.3 million tax refund relating to years preceding the acquisition of Enson Assets Limited.

(4)	To reflect depreciation expense of $1.1 million for the twelve months ended December 31, 2013 and 2012, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(5)
To reflect amortization expense of $3.0 million for each of the twelve months ended December 31, 2013 and 2012, related to intangible assets acquired as part of acquisitions. Also, for the twelve months ended December 31, 2013, there were $2.0 million of additional costs incurred related to employee restructuring, primarily severance, as well as $0.3 million incurred relating to the settlement of a software audit for infringements that occurred prior to the acquisition of Enson Assets Limited. For the twelve months ended December 31, 2012, there were $0.8 million of employee restructuring costs incurred, primarily severance, as well as $0.5 million incurred relating to moving our corporate headquarters from Cypress, CA to Santa Ana, CA.

(6)
To reflect the tax effect of the pre-tax income adjustments. In addition, the twelve months ended December 31, 2013 includes adjustments of $0.4 million related to additional tax reserves recorded as a result of a tax audit of pre-acquisition periods of an acquired entity and $0.2 million related to the write-off of acquisition-related deferred tax assets resulting from a tax law change in China. The twelve months ended December 31, 2012 also includes adjustments of $2.2 million related to a valuation allowance recorded against the California R&D credit deferred tax asset, $0.6 million related to the write-off of acquisition-related deferred tax assets resulting from a tax law change in China and a $0.3 million tax refund relating to years preceding the acquisition of Enson Assets Limited.